AJ. ROBBINS, P.C.
CERIFIED PUBLIC ACCOUNTANTS
216 SIXTEENTH STREET
SUITE 600
DENVER, COLORADO 80202

October 20, 2006

Untied States Securities and
Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:	China Architectural Engineering, Inc.

Dear Sir/Madam:

We have read Item 4.01 of the form 8-K China Architectural Engineering, Inc. (formerly known as SRKP 1, Inc), dated October 20, 2006 regarding the recent change of auditors. We agree with such statement made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.01.

Very truly yours,

AL. Robbins, PC

by     /s/ AJ. Robbins
AJ. Robbins, CPA